Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
Board of Managers
Dutch Mafia, LLC:
We consent to the use of our report dated June 10, 2021, with respect to the consolidated financial statements of Dutch Mafia, LLC and subsidiaries, incorporated herein by reference.
/s/ KPMG LLP
Portland, Oregon
September 17, 2021